    As filed with the Securities and Exchange Commission on November 21, 2000
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               -------------------

                               JABIL CIRCUIT, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                    38-1886260
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)


10560 9TH STREET NORTH, ST. PETERSBURG, FLORIDA                  33716
   (Address of Principal Executive Office)                     (Zip Code)

                               JABIL CIRCUIT, INC.
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                               -------------------

                              ROBERT L. PAVER, ESQ.
                          SECRETARY AND GENERAL COUNSEL
                               JABIL CIRCUIT, INC.
                            10560 NINTH STREET NORTH
                          ST. PETERSBURG, FLORIDA 33716
                     (Name and address of agent for service)
                                 (727) 577-9749
          (Telephone number, including area code, of agent for service)


                        Copies of all communications to:

                           Chester E. Bacheller, Esq.
                              Holland & Knight LLP
                             400 North Ashley Drive
                                   Suite 2300
                              Tampa, Florida 33602
                              Phone: (813) 227-6431
                               Fax: (813) 229-0134

         If any of the securities being registered on this Form are to be offered on delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, check the following box. [    ]

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED           PROPOSED
            TITLE OF                      AMOUNT              MAXIMUM            MAXIMUM            AMOUNT OF
           SECURITIES                     TO BE            OFFERING PRICE       AGGREGATE         REGISTRATION
        TO BE REGISTERED              REGISTERED(1)         PER UNIT(2)     OFFERING PRICE(2)          FEE
---------------------------------------------------------------------------------------------------------------
Additional Common Stock, par             1,000,000             $44.875         $44,875,000.00       $11,847.00
value $0.001 per share reserved
under 1992 Stock Purchase Plan
---------------------------------------------------------------------------------------------------------------

(1)The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions.
(2)Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of common stock of the registrant as reported on the New York Stock Exchange on November 24, 2000.

================================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Registrant, Jabil Circuit, Inc., a Delaware corporation, are incorporated by reference in this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the year ended August 31, 1999 (including information specifically incorporated by reference into the Registrant's Form 10-K from the Registrant's definitive Proxy Statement).

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1999.

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000.

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000.

         (e) The Registrant's Current Report on Form 8-K filed on September 28, 1999.

         (f) The Registrant's Amended Current Report on Form 8-K/A filed on November 29, 1999.

         (g) The Registrant's Amended Current Report on Form 8-K/A filed on December 10, 1999.

         (h) The Registrant's Current Report on Form 8-K filed on December 20, 1999.

         (i)      The Registrant's Current Report on Form 8-K filed on March 16,
2000.

         (j)      The Registrant's Current Report on Form 8-K, filed March 29,
2000.

         (k)      The Registrant's Current Report on Form 8-K, filed May 10,
2000.

         (l)      The Registrant's Current Report on Form 8-K, filed June 6,
2000.

         (m)      The Registrant's Current Report on Form 8-K, filed June 15,
2000.

         (n)      The Registrant's Current Report on Form 8-K, filed July 5,
2000.

         (o)      The Registrant's Current Report on Form 8-K, filed August 21,
2000.

         (p) The Registration's Current Report on Form 8-K, filed September 19, 2000.

         (q) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated April 28, 1998, filed pursuant to Section 12(g) of the Securities and Exchange Act of 1934.

         (r) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Delaware corporation. The Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         In addition, the Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Registrant's Bylaws permit, and its Board of Directors has authorized, the purchase of liability insurance for the Registrant's officers and directors.

         The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the director or officer believed to be opposed to the best interests of the Registrant), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified (subject to certain conditions), and to obtain liability insurance for any director with terms of insurance no less favorable than those provided to any other director of the Registrant, and for any officer with terms of insurance no less favorable than those provided to any other officer of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. The Registrant believes that its Amended and Restated Certificate of Incorporation, Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1 Jabil Circuit, Inc. 1992 Employee Stock Purchase Plan, as amended.

         5.1      Opinion of Holland & Knight LLP re legality of the Common
                  Stock.

         23.1     Consent of Holland & Knight LLP (included in Exhibit 5.1).

         23.2     Independent Auditors' Consent.

         23.3     Independent Auditors' Consent.

         24.1     Powers of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
         section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Jabil Circuit, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on November 27, 2000.

                                   JABIL CIRCUIT, INC.


                                   By: /s/ Timothy L. Main
                                       -----------------------------------------
                                       Timothy L. Main, Chief Executive Officer


                                POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Jabil Circuit, Inc., hereby severally constitute and appoint Chris
A. Lewis and Robert L. Paver, each acting alone as an attorney-in-fact with the full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signatures                                     Title                                  Date
              ----------                                     -----                                  ----
By: /s/ William D. Morean                Chairman of the Board of Directors                  November 27, 2000
    ------------------------------
    William D. Morean

By: /s/ Thomas A. Sansone                Vice Chairman of the Board of Directors             November 27, 2000
    ------------------------------
    Thomas A. Sansone

By: /s/ Timothy L. Main                  Chief Executive Officer (Principal Executive        November 27, 2000
    ------------------------------       Officer)
    Timothy L. Main

By: /s/ Chris A. Lewis                   Chief Financial Officer (Principal Financial        November 27, 2000
    ------------------------------       and Accounting Officer)
    Chris A. Lewis

By: /s/ Lawrence J. Murphy               Director                                            November 27, 2000
    ------------------------------
    Lawrence J. Murphy

By: /s/ Mel S. Lavitt                    Director                                            November 27, 2000
    ------------------------------
    Mel S. Lavitt

By: /s/ Steven A. Raymond                Director                                            November 27, 2000
    ------------------------------
    Steven A. Raymond

By: /s/ Frank Newmann                    Director                                            November 27, 2000
    ------------------------------
    Frank Newmann



                                INDEX OF EXHIBITS

         4.1      Jabil Circuit, Inc. 1992 Employee Stock Purchase Plan, as amended.

         5.1      Opinion of Holland & Knight LLP re legality of the Common Stock.

         23.1     Consent of Holland & Knight LLP (included in Exhibit 5.1).

         23.2     Independent Auditors' Consent.

         23.3     Independent Auditors' Consent.

         24.1     Powers of Attorney (included on signature page).

----------------------------------